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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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The Boyds Collection, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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350 South Street, McSherrystown, Pennsylvania 17344

April 2, 2004

Dear Fellow Stockholders:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of The Boyds Collection, Ltd. ("Boyds"). This meeting will be held at Boyds Bear Country, 75 Cunningham Road, Gettysburg, Pennsylvania on Friday, May 21, 2004 at 8:30 a.m. Eastern Daylight Time.

        Ten Directors are to be elected at the Annual Meeting. In addition, you will be asked to ratify the selection of independent accountants, approve an amendment to the 2001 Option Plan for Key Employees, and consider such other matters as may properly be brought before the meeting.

        KKR 1996 Fund L.P. and KKR Partners II, L.P., which together own approximately 59.0% of Boyds common stock, have advised Boyds that they intend to vote their shares of common stock in favor of each of the matters specified above. Therefore, approval of such matters by the shareholders of Boyds is assured.

        It is very important that your shares be represented at the Annual Meeting, whether or not you plan to attend personally. Therefore, you should complete and sign the enclosed proxy card and return it as soon as possible in the enclosed postage-paid envelope. This will ensure that your shares are represented at the Annual Meeting.

Yours very truly,
JAN L. MURLEY Chief Executive Officer and Director

350 South Street, McSherrystown, Pennsylvania 17344

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2004

To the Stockholders of
        THE BOYDS COLLECTION, LTD.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Boyds Collection, Ltd. ("Boyds") will be held at Boyds Bear Country, 75 Cunningham Road, Gettysburg, Pennsylvania on Friday, May 21, 2004 at 8:30a.m. Eastern Daylight Time, to consider the following matters:

  1.
  the election of ten Directors;

  2.
  the ratification of the appointment of Deloitte & Touche LLP as independent certified public accountants for the current fiscal year,

  3.
  the approval of an amendment to the 2001 Option Plan to increase the number of shares available for issuance under the plan, and

  4.
  the transaction of such other business as may properly be brought before the meeting.

        Details concerning those matters to come before the meeting are set forth in the accompanying proxy statement for your inspection.

        The Annual Report on Form 10-K to Stockholders of Boyds for the fiscal year ended December 31, 2003 is enclosed. We hope you will find it informative.

        Pursuant to the Amended and Restated By-laws of Boyds, the Board of Directors has fixed the close of business on March 22, 2004, as the time for determining shareholders of record entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock of Boyds, $0.0001 par value, will entitle the holder thereof to one vote on all matters which may properly come before the Annual Meeting.

By Order of the Board of Directors,
JOSEPH E. MACHARSKY Chief Financial Officer, Secretary and Chief Accounting Officer

Dated: April 2, 2004

i

PROXY STATEMENT

        This Proxy Statement (first mailed to stockholders on or about April 11, 2004) is furnished to the holders ("Stockholders") of common stock, par value $0.0001 per share ("Common Stock"), of The Boyds Collection, Ltd. ("Boyds" or the "Company") in connection with the solicitation of proxies (each, a "Proxy") to be used at the Annual Meeting of Stockholders to be held at 8:30 a.m. on May 21, 2004 (the "Annual Meeting"), and any adjournments or postponements thereof. The Proxy may be revoked at any time prior to being voted by written notice to the Chief Financial Officer and Secretary of the Company, by submission of a Proxy bearing a later date or by voting in person at the meeting. Each valid and timely Proxy not revoked will be voted at the meeting in accordance with instructions thereon or if no instructions are specified thereon, then the Proxy will be voted as recommended by the Board of Directors. The affirmative vote of a majority of the votes cast is required for the ratification of the selection of independent accountants and the affirmative vote of a plurality of all votes cast at a meeting at which a quorum is present is required to elect a Director. The deadline for receipt by the Secretary of Boyds of stockholder proposals for presentation at the Annual Meeting was October 31, 2003. Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

        Only holders of record of Common Stock at the close of business on March 22, 2004 will be entitled to vote at the Annual Meeting. On that date, there were outstanding 59,004,202 shares of Common Stock. Each share of Common Stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. Shares representing a majority of the votes entitled to be cast by the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order for a quorum to be present.

        As of March 22, 2004, KKR 1996 Fund L.P. and KKR Partners II, L.P. (the "Common Stock Partnerships") owned approximately 59% of the Common Stock. The Common Stock Partnerships have advised Boyds that they intend to vote all of their shares of Common Stock in favor of the election of the ten nominated Directors, the ratification of the selection of Deloitte & Touche LLP as independent accountants, and approval of an amendment to the 2001 Option Plan. Such action by the Common Stock Partnerships is sufficient to elect such directors and approve such matters without any action on the part of any other holder of Common Stock. Certain of the nominees for Director of Boyds are affiliated with the general partner of each of the Common Stock Partnerships. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions."

        The Annual Report to Stockholders of Boyds for the fiscal year ended December 31, 2003 is enclosed, but does not constitute a part hereof.

        The complete mailing address of the principal executive office of the Company is 350 South Street, McSherrystown, Pennsylvania 17344.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

MEETINGS OF THE BOARD:

        During the 2003 fiscal year, the Board of Directors of the Company (the "Board of Directors" or "the Board") met on five occasions. No incumbent director, other than Henry R. Kravis and Joseph Y. Bae, attended fewer than 75% of the aggregate number of Board meetings and committee meetings on which such director served.

COMMITTEES OF THE BOARD:

        The Board of Directors currently has three standing committees: the Executive Committee, the Compensation Committee and the Audit Committee. The Board does not have a nominating committee. The Board of Directors believes that it is appropriate for the Company not to have a standing Nominating Committee because the Company is a "controlled" company as defined under Section 303A of the Listed Company Manual of the New York Stock Exchange. Each director participates in the consideration of director nominees.

        The Company's Executive Committee, consisting of Henry R. Kravis, Scott M. Stuart, Marc S. Lipschultz and Gary M. Lowenthal, did not meet during the 2003 fiscal year. The Executive Committee has authority to act for the Board of Directors on most matters during intervals between Board meetings

        The Company's Audit Committee met on four occasions during the 2003 fiscal year. In July of 2003 Timothy Brady resigned from his position as the Audit Committee Chair and was replaced in September of 2003 by K. Brent Somers. Mr. Somers currently holds the position of the Audit Committee Chair and Committee "financial expert". All members of our Audit Committee are independent directors, as defined under Section 303A of the Listed Company Manual of the New York Stock Exchange and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The functions of the Audit Committee include providing assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community with respect to its oversight of, among other things, (i) reviewing the quality and integrity of the company's financial statements, (ii) ensuring the company's compliance with legal and regulatory requirements, (iii) review of the independent auditor's qualifications and independence, and review of the performance of the company's independent auditors and internal audit function.

        The Board of Directors has determined that each of the members of the Audit Committee is "financially literate" in accordance with Section 303A of the Listed Company Manual of the New York Stock Exchange. In addition, the Board of Directors has determined that Mr. Somers qualifies as an "Audit Committee Financial Expert" in accordance with Item 401(e) of Regulation S-K.

        The Company's Compensation Committee, consisting of Scott M. Stuart and Marc S. Lipschultz, met on five occasions during the 2003 fiscal year. The functions of the Compensation Committee include reviewing the salaries and bonuses of senior management and the review and approval of participation in, and administration of, the 1998, 1999, 2000, and 2001 Option Plans for Key Employees of the Company (the "Plans").

        Stockholders and other parties interested in communicating directly with our independent directors as a group may do so by writing to Corporate Secretary, The Boyds Collection, Ltd. 350 South Street, McSherrystown, Pennsylvania 17344. Our Corporate Secretary will review all such correspondence and forward to the Board of Directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee and handled in accordance with the procedures established by our Audit Committee with respect to such matters.

Hotline for Accounting or Auditing Matters

        As part of the Audit Committee's role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, the Audit Committee established a hotline for the receipt of complaints regarding our accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees or shareholders of concerns regarding questionable accounting or auditing matters. Employees or shareholders may use either the following email address auditcommittee@boydsstuff.com or call the following number (717) 633-9898 extension 7213 to make anonymous submissions of their concerns. These mailboxes are monitored by the Audit Committee Chairperson.

Report of the Audit Committee

        Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for examining those statements. In connection with the preparation of the December 31, 2003 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with the Company's management and independent accountants, (2) discussed with the auditors the matters required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America, including Statement on Auditing Standards No. 61, (3) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence from management and the Company, and (4) considered the compatibility of non-audit services with the auditors' independence.

        Based upon these reviews and discussions, the Audit Committee has recommended, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended, subject to Stockholders' approval, the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2004, and the Board concurred in such recommendation.

THE AUDIT COMMITTEE
K. Brent Somers, Chairman
Ann T. Buivid
James F. McCann

        Subject to the passage of Proposal One, the Audit Committee will consist of three independent members of the Board of Directors, namely K. Brent Somers, Chairman, Ann T. Buivid and James F. McCann, as required by Sections 303.A.06 of the New York Stock Exchange's listing standards. The Audit Committee has adopted a written charter, which has been filed as an appendix to the Company's Proxy Statement for the 2004 Annual Meeting of Stockholders.

Principal Accounting Firm Fees

        The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2003 and 2002 by the Company's principal accounting firm, Deloitte & Touche LLP:

	2003	2002
Audit Fees(a)	$235,000	$241,000
Audit Related Fees	0	0
Tax Fees(b)	148,000	110,000
All Other Fees	0	0

Total Accounting Firm Fees	$383,000	$351,000

(a)
Fees for audit services billed in 2002 and 2003 consisted of:
•
Audit of the Company's annual financial statements
•
Reviews of the Company's quarterly financial statements
•
Comfort letters, statutory and regulatory audit, consents and other services related to Security and Exchange Commission ("SEC") maters.
•
2002 audit fees include $16,000 related to the 2001 audit.

(b)
Tax fees for the years ended December 31, 2003 and 2002, respectively, include fees for consultation and compliance services.

        In 2003, the Audit Committee established and adopted a pre-approval policy for approving all audit and non-audit services rendered by the independent auditor. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee also considers whether the independent auditors are able to provide the most effective services, for reasons such as its familiarity with the Company's current and past business, accounting systems and internal operations, and whether the services enhance the Company's ability to manage or control risks and improve audit quality. At the beginning of each year the Audit Committee reviews and approves the plan for the services to be rendered by the Company's independent auditors during that year along with the fees submitted by the Company's external auditors. Subsequent services may be approved by the Audit Committee Chair if the cost in connection therewith of this work is less than $35,000. Otherwise, the approval of the full Audit Committee is required for each service rendered by the independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 22, 2004 by (i) each director and nominee, (ii) the Chief Executive Officer, each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of the 2003 fiscal year (the "named executive officers") and our former Chief Executive Officer, Jean-Andre Rougeot, who resigned from the Company in October, 2003, (iii) all executive officers and directors as a group and (iv) the Company's principal stockholders. Other than as set forth in the table below, there are no persons known to the Company to beneficially own more than 5% of the Common Stock.

Name and Address of Beneficial Owner	Common Stock		Exercisable Options(1)	Percentage of Class
KKR 1996 GP L.L.C. c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street New York, NY 10019	32,987,654	(2)	—	56%
Strata LLC c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street New York, NY 10019	1,673,253	(3)	—	3%
The GJL L.L.C.	4,392,066	(4)	—	7%
Gary M. Lowenthal	5,623,342		89,921	10%
Henry R. Kravis	267,381	(5)	45,000	*
Brian Carroll	—		15,000	*
Scott M. Stuart	67,381		45,000	*
K. Brent Somers	2,000	(6)	3,750
Marc S. Lipschultz	67,381		45,000	*
Joseph Y. Bae	—		45,000
Ann T. Buivid	—		45,000
James F. McCann	—		45,000
Jan L. Murley, Chief Executive Officer	100,000		—	*
Jean-André Rougeot, former Chief Executive Officer(7)	400,000		500,000	*
Christine L. Bell, Chief Operating Officer	—		60,000
Linda Colson, VP—Sales	—		6,000
Elizabeth E. Smith, VP-Product Development	121,286		60,000	*
David L. Miller, VP—Marketing	—		56,000
All executive officers and directors as a group (15 persons)	6,650,771		1,060,671	12%

*
Owns less than 1% of the total outstanding Common Stock.

(1)
Exercisable options include stock options that are currently exercisable or that the officer or director could exercise within 60 days.

(2)
KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996, L.P., which is the sole general partner of KKR 1996 Fund L.P. KKR 1996 GP L.L.C. beneficially owns 56% of the Common Stock. KKR 1996 GP L.L.C. is a limited liability company, the members of which are Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Johannes Huth, Alexander Navab and Todd Fisher. Messrs. Kravis and Stuart are directors of Boyds. Each of the individuals who is a member of KKR 1996 GP L.L.C. may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Each of such individuals disclaims beneficial ownership of such shares.

(3)
Strata LLC is the sole general partner of KKR Associates (Strata) L.P., which is a general partner of KKR Partners II, L.P. Strata LLC is a limited liability company, the members of which are Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Johannes Huth, Alexander Navab, Neil Richardson and Todd Fisher. Messrs. Kravis, Roberts and Stuart are directors of Boyds. Each of the individuals who is a member of Strata LLC may be deemed to share beneficial ownership of any shares beneficially owned by Strata LLC. Each of such individuals disclaims beneficial ownership of such shares.

(4)
The GJL LLC, whose members are Gary M. Lowenthal and his wife, Justina Lowenthal, would be deemed a 10% owner for purposes of Section 16 of the Exchange Act of 1934 were it to be deemed a member of a "group", as defined in Section 13(d) of the Exchange Act. The GJL LLC does not affirm the existence of a group

(5)
Of 267,381 shares, 50,000 shares are held directly by Mr. Kravis' wife. Pursuant to Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934, Mr. Kravis disclaims that he is the beneficial owner of such shares, except to the extent of his pecuniary interest in such shares.

(6)
2,000 shares are held directly by Mr. Somers' wife. Pursuant to Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934, Mr. Somers disclaims that he is the beneficial owner of such shares, except to the extent of his pecuniary interest in such shares.

(7)
Our former Chief Operating Officer resigned from the Company in October, 2003.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC. Since the 2003 Annual Meeting, all Reporting Persons of the Company are current in their Section 16 filing obligations.

DIRECTORS' COMPENSATION

        Directors of the Company who are not officers or employees of the Company receive stock options as remuneration for serving as directors. Members of the Audit Committee are compensated $4,000 per meeting attended while the Audit Committee Chairman is compensated $6,000 per meeting attended. All directors are reimbursed for reasonable expenses incurred to attend director and committee meetings.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors of the Company consists of Marc S. Lipschultz and Scott M. Stuart, both of whom are non-employee Directors. The Compensation Committee reviews and approves all compensation arrangements for executive officers and, in that regard, has developed compensation policies for the executive officers which seek to enhance the profitability of the Company with an appropriate balance between long-term and short-term profitability goals and to assure the ability of the Company to attract and retain executive employees with competitive compensation. Actions by the Compensation Committee are reported to the Board and, in appropriate cases, ratified by the Board prior to implementation.

        The compensation program of the Company seeks specifically to motivate the executive officers of the Company to achieve objectives which benefit the Company within their respective areas of responsibility, with particular emphasis on growth in revenues, expense control, operating efficiency, and the ultimate realization of profits for the Company.

        Base salary levels for the Company's executive officers, including the Chief Executive Officer, are set so that the overall cash compensation package for executive officers, including bonus opportunity, compares favorably to companies with which the Company competes for executive talent. In determining salaries, the Compensation Committee also takes into account a number of factors, which primarily include individual experience and performance, the officer's level of responsibility, the cost of living and historical salary levels. The measures of individual performance considered include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Company's historical and recent financial performance, the individual's achievement of particular non-financial goals within his or her responsibility, and other contributions made by the officer to the Company's success. The Compensation Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining base salary levels, since the specific factors used may vary among officers. As is typical for most companies, payment of base salary amounts generally is not conditioned upon the achievement of any specific, pre-determined performance targets.

        In addition to base salary, each executive officer, including the Chief Executive Officer, may earn an incentive bonus of a specific, individualized percentage of such executive officer's base salary. The compensation policies of the Company are general and subjective both as to base salary and as to the other components of the compensation program.

        The Company's compensation program also includes benefits typically offered to executive officers of similar businesses to promote management stability, consisting of a 401(K) retirement plan and severance agreements.

        In addition, the Company periodically grants stock options to executive officers pursuant to the Plans. The Compensation Committee believes that granting stock options on an ongoing basis provides officers with a strong economic interest in maximizing stock price appreciation over the long term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary to ensure the Company's continued success.

        Legislation enacted in 1993 imposes certain limits on the tax deductibility of executive compensation. The Compensation Committee's policy is to maximize the tax deductibility of executive compensation to the extent consistent with its responsibility to effectively compensate executive officers based on performance.

Respectfully submitted,

COMPENSATION COMMITTEE
Marc S. Lipschultz
Scott M. Stuart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year 2003, the Compensation Committee was comprised of Mr. Lipschultz and Mr. Stuart. Mr. Stuart and Mr. Lipschultz are members of the limited liability company which serves as the General Partner of Kohlberg Kravis Roberts & Co. L.P ("KKR"). KKR, which is an affiliate of the Common Stock Partnerships, may receive investment banking fees for services rendered to the Company in connection with certain transactions. KKR renders ongoing management, consulting and financial services to the Company for an annual fee of $375,000 plus expenses. During the 2003 fiscal year, $409,271 including expenses, was paid to KKR. The Common Stock Partnerships hold an aggregate of 34,660,907 shares of Common Stock as of March 22, 2004. The general partners of the Common Stock Partnerships are KKR 1996 GP L.L.C. and Strata LLC, both Delaware limited liability companies (each a "General Partner"), of which Mr. Stuart is a member. Each General Partner has sole voting and investment power with respect to the applicable shares.

        The Common Stock Partnerships have the right, under certain circumstances and subject to certain conditions, to require the Company to register under the Securities Act of 1933, as amended, shares of Common Stock held by them. The Common Stock Partnerships have both demand and "piggyback" registration rights. Under the agreements providing for registration rights, the Company will pay all expenses in connection with any such registration.

EXECUTIVE OFFICERS

        Set forth below is certain information concerning each current executive officer of Boyds.

Name	Age	Positions Held During Previous Five Years
Jan L. Murley	52	Chief Executive Officer of the Company since October 21, 2003. Prior thereto, she was a Group Vice President for Hallmark Cards from 1999 to 2002, and prior to that, she spent 20 years at Proctor & Gamble in various positions.
Christine L. Bell	48	Chief Operating Officer of the Company since 1997. Prior thereto, she was the Controller of the company from 1992 to 1997.
Linda D. Colson	54	Vice President—Sales of the Company since July 2002. Prior thereto, she was with TY, Inc for six years, most recently as Vice President of Sales.
William H. Feast	50
		Vice President of Retail of the Company since February of 2004. Prior thereto, he was with Duty Free Shoppers (DFS) from 1986 to 2002, most recently in the position of Senior Vice President of Store Development.
Joseph E. Macharsky	38	Chief Financial Officer of the Company since July 2002. Prior thereto, he was with HMSHost from 1988 to 2001, most recently in the position of Senior Director of Accounting.
David L. Miller	38	Vice President—Marketing of the Company since April 1999. Prior thereto, he was the group publisher of collectibles publications at PRIMEDIA from January 1996 to 1999.
Elizabeth E. Smith	58	Vice President—Product Development since 1996. Prior thereto, she was the manager of the import division and coordinator of product development process of the Company from 1990 to 1996.

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation awarded or paid to, or earned by the named executive officers of the Company during the last three fiscal years.

		Annual Compensation			Long-Term Compensation Awards
Name/Position	Fiscal Year	Salary	Bonus		Securities Underlying Option	All Other Compensation
Jan L. Murley(1), Chief Executive Officer	2003	$96,154		$100,000	850,000	—
Jean-Andre Rougeot(2), Former Chief Executive Officer	2003 2002 2001	$423,077 500,000 500,000	$	— 209,938 166,500	— — —	$127,523 — —
Christine L. Bell, Chief Operating Officer	2003 2002 2001	$234,754 193,681 188,809		$56,875 73,125 57,800	150,000 50,000 50,000	— — —
Elizabeth E. Smith, Vice President—Product Development	2003 2002 2001	$179,620 155,190 151,637		$36,250 46,250 39,000	— 50,000 50,000	— —
Linda Colson(3), Vice President—Sales	2003 2002	$176,719 95,496	$	— 18,647	— 30,000
David L. Miller, Vice President—Marketing	2003 2002 2001	$156,719 148,673 143,846		$18,750 21,875 18,500	— 40,000 40,000	— —

(1)
Ms. Murley became the Chief Executive Officer of Boyds on October 21, 2003 and her salary during the year 2003 represents the amount of salary paid to her from October 21, 2003, her first day of employment with Boyds, to December 31, 2003. Included in her options award for 2003 were 850,000 options granted as a sign on incentive.

(2)
Mr. Rougeot became the Chief Executive Officer of Boyds on February 1, 2000 and his salary during the year 2000 represents the amount of salary paid to him from February 1, 2000, his first day of employment with Boyds to December 31, 2000. Mr. Rougeot's employment with the Company ended on October 20, 2003. In connection with the termination of his employment in 2003, Mr. Rougeot was paid $127,523 as severance payments.

(3)
Ms. Colson became Vice President—Sales of the Company on July 29, 2002, and her salary during the year 2002 represents the amount of salary paid to her from July 29, 2002, her first day of employment with Boyds to December 31, 2002. Included in her options award for 2002 were 30,000 options granted as a sign on incentive

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
Equity compensation plans approved by security holders(1)	3,709,100	$6.43	1,650,939
Equity compensation plans not approved by security holders	—	—	—

Total	3,709,100	$6.43	1,650,939

(1)
To be issued under the Plans.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information regarding the grant of stock options during the 2003 fiscal year to the named executive officers pursuant to the Plans.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
		Percent of Total Options Granted To Employees in 2003
Name	Securities underlying Options(3)		Exercise Price ($/Share)	Expiration Date
					5%	10%
Jan L. Murley Chief Executive Officer(1)	850,000	81.2%	$5.12	2013	$2,745,000	$6,936,000
Jean-Andre Rougeot, Chief Executive Officer(2)	—	—	—	—	—	—
Christine L. Bell, Chief Operating Officer	150,000	14.4%	$4.95	2013	$468,000	$1,188,000
Linda Colson, Vice President—Sales(2)	—	—	—	—	—	—
David L. Miller, Vice President—Marketing(2)	—	—	—	—	—	—
Elizabeth E. Smith Vice President—Product Dev.(2)	—	—	—	—	—	—

(1)
Included in Ms. Murley's options award for 2003 were 850,000 options granted as a sign on incentive.

(2)
Mr. Rougeot, Ms. Colson, Mr. Miller, and Ms. Smith did not receive any stock options during the 2003 fiscal year.

(3)
Options are non-qualified stock options and generally terminate 90 days following termination of the            executive officer's employment with the Company or the expiration date, whichever occurs earlier. The exercise price of each option was determined to be equal to the fair market value per share of the Common Stock on the grant date. These options become exercisable over a five-year period, 20% on each anniversary of the grant date of the option.

(4)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Common Stock, the option holder's continued employment throughout the option period, and the date on which the options are exercised.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FULL YEAR OPTION VALUES

Name/Position	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Jan L. Murley, Chief Executive Officer	—	—	0/850,000	$0
Jean-Andre Rougeot, Chief Executive Officer	—	—	500,000/500,000	$0
Christine L. Bell, Chief Operating Officer	—	—	60,000/300,000	$0
Linda Colson Vice President—Sales	—	—	6,000/30,000	$0
David L. Miller Vice President—Marketing	—	—	56,000/125,000	$0
Elizabeth E. Smith Vice President—Product Dev	—	—	60,000/150,000	$0

401(K) RETIREMENT PLAN

        The Company maintains a noncontributory deferred retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. All employees are eligible to participate after one year of service and attainment of age 21.

EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS

        The Company and Ms. Murley have entered into an employment agreement dated October 21, 2003. The agreement has an initial term of three years, and shall thereafter be automatically extended for successive one-year periods, unless either party gives six months notice prior to any extension under the agreement. Ms. Murley, among other things, (i) receives an annual base salary of $500,000 during the term of the agreement, (ii) receives an annual bonus, subject to the attainment of certain performance goals, in an amount not to exceed 200% of her base salary, (iii) participates in incentive compensation plans of the Company, (iv) is eligible to receive certain payments and reimbursements of certain expenses in connection with the relocation of her primary residence, (v) is entitled to receive 24 months of base salary and continuation of medical, dental and life insurance benefits for 24 months if the Company terminates her employment without cause due to performance prior to a change of control and (vi) is entitled to 24 months of base salary, continuation of medical, dental and life insurance benefits for 24 months and the sum of the annual bonus earned in the prior two years if the Company terminates her employment without cause for reasons not based on performance prior to a change of control or without cause after a change of control or if Ms. Murley terminates her employment for good reason at any time. Under the agreement, Ms. Murley is subject to non-competition and non-solicitation covenants for two years following termination of her employment and a confidentiality covenant at all times.

        The Company and Mr. Rougeot entered into an agreement dated November 5, 2003. This agreement covers the termination of Mr. Rougeot as the Chief Executive Officer of the Company. Under the terms of this agreement Mr. Rougeot is entitled to the following severance payments and benefits during the period beginning on his Termination Date and ending on the date that is 24 months after the Termination Date (the "Severance Period"):(i) continued payment of his base salary, i.e. $500,000 per year, (ii) amounts in respect of the cost to the Executive of certain life insurance premiums and other expenses, in an amount not to exceed $29,000 per year, (iii) $376,438 payable in monthly installments during the Severance Period, (iv) medical, dental and life insurance benefits that the Company provides to its active employees, (v) full vesting of the 500,000 options that were granted under Mr. Rougeot's original employment agreement, dated January 28, 2000, which will remain exercisable for the period commencing on the Termination Date and ending on the third anniversary of the Termination Date, and (vi) outplacement services not to exceed $60,000 in cost. Under the agreement, Mr. Rougeot is subject to a non-competition covenant for the Severance Period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        KKR, an affiliate of the Common Stock Partnerships, renders ongoing management, consulting and financial services to the Company for an annual fee of $375,000 plus expenses; $409,271including expenses, was paid to KKR during the 2003 fiscal year. In addition, KKR may in the future receive investment banking fees for services rendered to the Company in connection with certain transactions. KKR received a cash fee in April 1998 of $6.0 million from the Company for negotiating the recapitalization and arranging the related financing, plus the reimbursement of its associated expenses.

        KKR 1996 Fund GP L.L.C. and Strata L.L.C., beneficially owned at March 20, 2004, in the aggregate approximately 59.0% of Boyds' outstanding shares of Common Stock on a fully diluted basis. Accordingly, affiliates of KKR are able to elect the Company's entire board of directors, control the Company's management and policies and, in general, determine without other Stockholders' consent the outcome of any corporate transaction or other matter submitted to the Stockholders for approval, including mergers, consolidations and the sale of all or substantially all of the company's assets. Affiliates of KKR are also able to prevent or cause a change in control of Boyds and to amend Boyds' by-laws at any time. The members of each of KKR 1996 GP L.L.C. and Strata L.L.C. are Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Johannes Huth, Alexander Navab and Todd Fisher. Messr. Kravis and Roberts comprise the executive committee of each of KKR 1996 Fund GP L.L.C. and Strata L.L.C. and are founding partners of KKR. Mr. Stuart and Mr. Lipschultz are members of the limited liability company, which serves as the General Partner of KKR, and Mr. Bae and Mr. Carroll are executives of KKR. Each of Messrs. Kravis, Stuart, Lipschultz, and Bae is a Director of Boyds.

        On March 5, 1998, Boyds entered into a recapitalization and stock purchase agreement with Bear Acquisition, Inc. ("Bear Acquisition"). Bear Acquisition was a subsidiary of KKR 1996 Fund L.P., a limited partnership formed at the direction of KKR. In connection with the recapitalization, Bear Acquisition entered into a registration rights agreement, dated April 21, 1998 with Boyds. Pursuant to such agreement, Bear Acquisition has the right to require Boyds to register under the Securities Act of 1933 shares of Common Stock held by Bear Acquisition and has certain piggyback registration rights. The registration rights agreement provides, among other things, that Boyds will pay all expenses in connection with the first ten demand registrations requested by Bear Acquisition and in connection with any registration in which Bear Acquisition participates through piggyback registration rights granted under such agreement. Upon the liquidation of Bear Acquisition, rights and obligations of Bear

Acquisition under the registration rights agreement with respect to demand registrations were transferred to the Common Stock Partnerships and with respect to piggyback registrations were transferred to all the former stockholders of Bear Acquisition, including the Common Stock Partnerships. The Company registered 6,750,000 shares of Common Stock held by the Common Stock Partnerships in connection with its initial public offering and reimbursed their expenses in connection with such registration.

        Prior to the recapitalization, all shares of Boyds' common stock were beneficially owned by Gary and Justina Lowenthal, a portion of which were redeemed pursuant to the recapitalization. In connection with the recapitalization, Boyds and Mr. Lowenthal entered into a registration rights agreement granting Mr. Lowenthal piggyback registration rights with respect to shares of Common Stock then owned by him.

        Boyds purchased approximately 111 acres of land from New Farm Operating, Inc., whose sole stockholder is Justina Lowenthal, wife of director and Chairman Emeritus Gary Lowenthal. The purchase price was $0.5 million. This land is being used for the Company's retail store, Boyds Bear Country™, which is included in property and equipment. In the opinion of management, this transaction was executed on terms comparable to an arms length transaction.

        Boyds purchased 212,250 shares of stock from Christine Bell, Chief Operating Officer, for $950,880 on August 12, 2003. These shares were subsequently returned to treasury.

        Boyds sold to Jan L. Murley, Chief Executive Officer, 100,000 shares of treasury stock on December 1, 2003, for $430,000. This sale was executed as a part of Ms. Murley's employment agreement.

        Boyds believes that the material terms of each of the transactions described above are no more favorable than those that would have been agreed to by third parties on an arm's length basis.

PERFORMANCE GRAPH

COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*
AMONG THE BOYDS COLLECTION, LTD., THE S & P MIDCAP 400 INDEX
AND A PEER GROUP

    *  $100 invested on 3/5/99 in stock or on 2/28/99 in index-including reinvestment of dividends. Fiscal year ending December 31.

    Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
    www.researchdatagroup.com/S&P.htm

        The above graph compares the cumulative total return on $100 invested on March 5, 1999 in the Common Stock of the Company, and on February 28, 1999 in the Standard & Poor's MidCap 400 Index and the Company "s selected peer group index. The issuers currently within the peer group index are Action Performance Companies, Inc., American Greetings Corporation, Blyth Industries, Inc., Department 56, Inc., Enesco Group, Inc., Lenox International Inc., Media Arts Group, Inc., Racing Champions Corporation, Russ Berrie & Company, Vermont Teddy Bear Co., Inc., Waterford Wedgewood plc and Yankee Candle Company, Inc. Each of the issuers is weighted in the calculation of the index to recognize its stock market capitalization. The returns of the MidCap 400 Index and the peer group index are calculated assuming reinvestment of dividends.

        The graph specifies data for the preceding trading day nearest to the Company's fiscal year-end.

        The stock price performance shown on the graph above is not necessarily indicative of future price performance. Data points above are provided by Research Data Group, Inc., a licensee of Standard & Poor's.

PROPOSAL ONE:

ELECTION OF DIRECTORS

        One of the purposes of the Annual Meeting is the election of ten directors, constituting the entire Board of Directors of Boyds, to hold office until the next Annual Meeting and until their successors are elected and qualified. Eight of the ten nominees for the Board of Directors of Boyds were elected at the previous Annual Meeting. Two nominees, Ed Artzt and Simon Brown, would be new members of the board. If, for any reason, any of said nominees becomes unavailable for election, the holders of the Proxies may exercise discretion to vote for substitutes proposed by the Board of Directors. Management has no reason to believe that the persons named will be unable or decline to serve if elected.

        The election of each nominated Director requires a plurality of the votes cast at the Annual Meeting. If a Stockholder wishes to withhold authority to vote for any nominee, such Stockholder can do so by following the directions set forth on the enclosed Proxy or on the ballot to be distributed at the Annual Meeting, if such Stockholder wishes to vote in person.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL TEN NOMINATED DIRECTORS SET FORTH BELOW, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

        Set forth below is certain information concerning each nominee for Director of Boyds.

Name	Age	Positions Held During Previous Five Years
Gary M. Lowenthal	55	Chairman Emeritus of the Board of Directors; Chief Executive Officer of the Company from its founding in 1979 until February 2000.
Jan L. Murley	52
		Chief Executive Officer of the Company since October 21, 2003. Prior thereto, she was a Group Vice President for Hallmark Cards from 1999 to 2002, and prior to that, she spent 20 years at Proctor & Gamble in various positions.
Scott M. Stuart	44
		Director of the Company since April 1998. He has been a Member of the limited liability company, which serves as the General Partner of KKR since 1996. He is also a Director of Borden Chemical, Inc. and DPL Inc.
Marc S. Lipschultz	35
		Director of the Company since April 1998. He has been a Member of the limited liability company, which serves as the General Partner of KKR since 2004 and was an Executive at KKR from 1995 to 2003. He is also a Director of Amphenol Corporation.
Brian F. Carroll	32
		Executive of KKR since July 1999. From September 1997 to June 1999, attended Stanford University Graduate School of Business. Before attending business school, from March 1995 to July 1997, worked for KKR. Member of the Board of Directors of AEP Industries and Borden Chemical, Inc.
Simon E. Brown	33
		Executive of KKR since April 2003. From August 1999 to March 2003, worked for Madison Dearborn Partners. From September 1997 to June 1999, attended Harvard University Graduate School of Business Administration. Before attending business school, he worked for Thomas H. Lee Company and Morgan Stanley Capital Partners. Member of the Board of Directors of Sealy Corporation.
K. Brent Somers	55
		Director of the Company since September 2003. A member of the Board of Trustees of Catholic Healthcare Partners since 2001. Senior Executive Vice President and Chief Financial Officer for KeyCorp from 1996 to 2002.

Ann T. Buivid	51
		Director of the Company since May 2001. Managing Partner at Artemis Women, LLC. Prior to this she was President of Personal Care Division, Remington Products Company, LLC from January 2000 to January 2002, previously Vice President of Worldwide Marketing and New Business Development since 1998.
James F. McCann	52	Director of the Company since May 2001. Chief executive Officer of 1-800-FLOWERS.COM since 1986. Member of the Board of Directors of the Willis Group, Hofstra University, and Gtech.
Ed Artzt	78
		Senior Advisor to KKR since 2001. Senior Advisor of Gabelli Group Capital Partners, Inc. since September 2003. Former Chief Executive Officer and Chairman of the Board of Procter & Gamble Company. Former director of Delta Airlines, The American Express Company, GTE (Now Verizon), Spalding Sports and Barilla SpA (Italy). He is a past member of the Business Council and currently a director of the LPGA.

PROPOSAL TWO:

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        At the Annual Meeting, Stockholders will be asked to ratify the selection of Deloitte & Touche LLP as independent certified public accountants of the Company for the current fiscal year. The ratification of Deloitte & Touche LLP requires the approval of the majority of votes cast at the Annual Meeting.

        Deloitte & Touche LLP, independent certified public accountants, have audited the financial statements of the Company for the period ended December 31, 2003. Services provided by Deloitte & Touche LLP included work related to the audit of the financial statements and other related services

        A representative of Deloitte & Touche LLP is expected to attend this meeting. He will be afforded the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

        The Company engaged Deloitte & Touche LLP as its new independent accountants as of July 6, 1998. During the periods January 1, 1999 through December 31, 1999, January 1, 2000 through December 31, 2000 and January 1, 2001 through December 31, 2001, January 1, 2002 through December 31, 2002, and January 1, 2003 through December 31, 2003, the Company has not consulted with Deloitte & Touche LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation SK Item 304(a)(2)).

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL THREE:

AMENDMENT OF THE 2001 OPTION PLAN

        At the Annual Meeting, stockholders will be asked to approve an amendment to the Company's 2001 Option Plan for Key Employees of The Boyds Collection Ltd. (the "2001 Plan") to increase the number of shares of Common Stock available for issuance under the 2001 Plan by 1,500,000 shares. The Board approved the amendment to the 2001 Plan by unanimous written consent of the Board dated as of March 29, 2004.

DESCRIPTION OF THE 2001 OPTION PLAN FOR KEY EMPLOYEES

        The 2001 Plan provides for the grant to employees and other individuals having a relationship with the Company or its subsidiaries of nonqualified options to purchase shares of Common Stock. The 2001 Plan was originally approved at the 2001 Annual Meeting and is effective for a ten-year period. A total of 3,500,000 shares of Common Stock are currently authorized for issuance under the 2001 Plan, 1,500,000 of which have been authorized pursuant to the amendment for which the Company is currently seeking shareholder approval. The maximum number of shares of Common Stock subject to options that may be granted to any participant under the 2001 Plan in any fiscal year is 500,000.

        The 2001 Plan provides that it will be administered by the Compensation Committee and/or a subcommittee thereof comprised solely of two or more directors who are intended to qualify as "non-employee directors" within the meaning of Rule 16-3 under the Securities Exchange Act of 1934 (or any successor rule) and as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Such Committee shall be referred to herein as the "Committee". The Committee shall have the power and authority to administer, construe and interpret the 2001 Plan, to make rules for carrying out the 2001 Plan, and to make changes in such rules.

        The Committee may from time to time make option grants under the 2001 Plan to such employees or other persons having a relationship with the Company or any of its subsidiaries, in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each option grant under the 2001 Plan shall be set forth in an option agreement, in a form approved by the Committee.

        At the time of an option grant, the Committee shall determine, and shall include in an option agreement or other 2001 Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate. However, an option granted under the 2001 Plan may not be exercised more than ten years after the date that it is granted, and may not have an option exercise price less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

        In the event of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, reorganization, consolidation, or similar event, the Committee may make appropriate adjustments to the number or kind of shares available under the 2001 Plan or for which options may be granted to a participant in any year, the number or kind of shares covered by outstanding option grants, the exercise prices of outstanding option grants and/or other terms of outstanding options. The Committee shall have absolute discretion to provide that an option previously granted may not be exercised in the event of: (i) a merger or consolidation of the Company into another corporation or other entity, (ii) the exchange of all or substantially all of the assets of the Company for the securities of another corporation or other entity, (iii) the acquisition by another corporation or other entity of 50% or more of the Company's then outstanding shares of voting stock, or (iv) the recapitalization, reclassification, liquidation or dissolution of the Company, in which case, the Committee shall also provide that, prior to the occurrence of any of such transaction, an option shall be exercisable as to all shares under the option, and such option shall terminate and be of no further force and effect upon the occurrence of such transaction: provided that the Committee may also provide that the option shall remain exercisable after any such transaction, from and after such transaction, the option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which the option could have been exercised immediately prior to such transaction.

        Participants in the 2001 Plan are bound by restrictive covenants that prohibit disclosure of confidential information (as defined in the 2001 Plan), competition and solicitation of employees or customers by the participant while employed by the Company and for a one-year period thereafter (subject to extension for an additional year upon notice and a specified payment by the Company).

        The Board of Directors reserves the right to amend, suspend or terminate the 2001 Plan. The 2001 Plan shall be governed by and construed in accordance with the laws of the State of New York.

        Please see a copy of the 2001 Plan, as amended and attached as Appendix A.

BENEFIT OF AMENDMENT

        The Company will benefit from the proposed increase in the number of shares of Common Stock available for issuance under the 2001 Plan because the increase will allow the Company to continue to grant incentive compensation to current and new participants.

        As of the date of this Proxy Statement, none of the shares of Common Stock that are proposed to be added to the number of shares available for grant under the 2001 Plan have been granted (or subject to awards that have been granted). The allocation of awards in 2004 to any individual or group of individuals under the 2001 Plan is not currently determinable because this allocation is based upon future decisions by the Committee in its sole discretion to make awards, subject to the applicable provisions of the 2001 Plan.

        Please see the information above under the heading "Option Grants in Last Fiscal Year" to learn more about the options granted to named executive officers during the last fiscal year under the 2001 Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE PLAN

        The income tax consequences of an optionee's participation in the 2001 Plan are complex and subject to change. The following is a summary of certain current United States federal income tax rules with respect to the 2001 Plan and the options granted thereunder. Recipients of stock options under the 2001 Plan should consult their own tax advisors concerning the federal, state, local and other tax implications of the 2001 Plan and options granted thereunder. Moreover, as the following discussion is limited to United States federal income tax matters, any individuals who are subject to taxation by other jurisdictions, foreign or domestic, should consult their tax advisors with respect to the applicable tax laws of such other jurisdictions.

NONQUALIFIED STOCK OPTIONS.

        An optionee will not recognize any taxable income at the time he or she is granted nonqualified stock options under the 2001 Plan. Upon the exercise of nonqualified stock options, however, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of Common Stock acquired over the aggregate option exercise price. The income realized by the optionee will be subject to income tax withholding by the Company out of the current earnings paid to the optionee. If such earnings are insufficient to pay the tax, the optionee will be required to make a direct payment to the Company for tax liability.

        The optionee's basis for determination of gain or loss upon the subsequent disposition of shares of Common Stock acquired upon the exercise of nonqualified stock options will be the amount paid for such shares of Common Stock plus any ordinary income recognized as a result of the exercise of such stock options. Upon a disposition of any shares of Common Stock acquired pursuant to the exercise of nonqualified stock options, the difference between the aggregate sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as short or long-term capital gain or loss depending on the period such shares were held.

        In general, there will be no federal tax consequences to the Company upon the grant or termination of nonqualified stock options or a sale or disposition of the shares acquired upon the exercise of nonqualified stock options. Upon the exercise of nonqualified stock options, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2001 OPTION PLAN FOR KEY EMPLOYEES OF THE BOYDS COLLECTION, LTD., AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

STOCKHOLDERS LIST

        A complete list of the Stockholders entitled to vote at the annual meeting of Stockholders to be held on May 21, 2004, will be available for inspection during normal business hours at the principal offices of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a Stockholder, and at all times during the annual meeting at the place of the meeting.

STOCKHOLDER PROPOSALS

        In order for proposals by Stockholders to be considered for inclusion in the Proxy and Proxy Statement relating to the 2005 Annual Meeting of Stockholders, such proposals must be received by the Secretary of Boyds at the principal executive offices of Boyds no later than the close of business on October 31, 2004.

OTHER MATTERS

        Management of Boyds does not know of any other matters to be brought before the meeting. If any other matter properly comes before the Annual Meeting, it is intended that the holders of Proxies will act in respect thereof in accordance with their best judgement.

        Proxies may be solicited by personal interview, telephone or mail. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of Proxies, and, upon request, will be reimbursed for their reasonable out-of-pocket expenses incurred in that process. The Company will bear the cost of the solicitation of proxies which is expected to be nominal.

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors, JOSEPH E. MACHARSKY Chief Financial Officer, Secretary and Chief Accounting Officer

APPENDIX A

2001 Option Plan, as Amended

2001 OPTION PLAN
FOR KEY EMPLOYEES OF
THE BOYDS COLLECTION, LTD.
(As Amended)

1.    Purpose of Plan

        The 2001 Option Plan for Key Employees of The Boyds Collection, Ltd. and Subsidiaries (the "Plan") is designed: (a) To promote the long term financial interests and growth of The Boyds Collection, Ltd. (the "Company") and its subsidiaries by attracting and retaining personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business; (b) to motivate personnel by means of growth-related incentives to achieve long range goals; and (c) to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based, ownership in the Company.

2.    Definitions

        As used in the Plan, the following words shall have the following meanings:

          (a) "Board of Directors" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Compensation Committee of the Board of Directors, which may delegate its duties and powers in whole or part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify both as "non-employee directors" within the meaning of Rule 16-3 under the Exchange Act (or any successor rule thereto) and as "outside directors" within the meaning of Section 162(m) of the Code. Any action taken by the above-described subcommittee shall be subject to ratification by the Compensation Committee of the Board of Directors.

          (d) "Common Stock" or "Share" means Common Stock of the Company that may be authorized but unissued, or issued and reacquired.

          (e) "Employee" means a person, including an officer, in the regular full-time employment of the Company or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to be, involved in the management, growth or protection of some part or all of the business of the Company.

          (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (g) "Fair Market Value" means, as of any date, (i) the mean between the high and low sales prices of the Shares as reported on the composite tape for securities traded on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if, there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

          (h) "Option Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a grant of Options pursuant to the Plan.

          (i) "Option" means an option to purchase shares of the Common Stock, which will not be an "incentive stock option" (within the meaning of Section 422 of the Code).

          (j) "Participant" means an Employee, or other person having a relationship with the Company or one of its Subsidiaries, to whom one or more grants of Options have been made and such grants have not all been forfeited or terminated under the Plan.

          (k) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.    Administration of Plan

        (a) The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.

        (b) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Option grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.    Eligibility

        The Committee may from time to time make Option grants under the Plan to such Employees, or other persons having a relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. Options may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Option grant under the Plan shall be set forth in an Option Agreement, in a form approved by the Committee.

5.    Grants

        From time to time, the Committee, in its sole discretion, will determine the forms and amounts of Options to be granted to Participants. At the time of an Option grant, the Committee shall determine, and shall include in the Option Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an Option granted under this Paragraph 5, (i) may not be exercised more than ten years after the date it is granted and (ii) may not have an option exercise price less than 100% of the Fair Market Value of Common Stock on the date the Option is granted. Payment of the option price shall be made (a) in cash, (b) by exchanging shares of Common Stock owned by the Participant for at least six months (or such longer period necessary to avoid adverse accounting treatment), (c) for so long as there shall be a public market for the Shares at such time, subject to rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (d) by a combination of the foregoing, in accordance with the terms of the Plan, the Option Agreement and of any applicable guidelines of the Committee in effect at the time.

6.    Limitations and Conditions

        (a) The number of Shares available under this Plan shall be 3,500,000 shares of the authorized Common Stock as of the effective date of the Plan, and the maximum number of Shares with respect to which Options may be granted to any Participant in any fiscal year shall be 500,000. The issuance of Shares upon the exercise of an Option shall reduce the total number of Shares available under the Plan. Unless restricted by applicable law, Shares related to Options that are forfeited, terminated or cancelled without consideration therefore or expire unexercised, shall immediately become available for reissue.

        (b) No Options shall be granted under the Plan after its termination on the tenth anniversary of the effective date of the Plan, but the terms of Options granted on or before the termination of the Plan may extend beyond such termination.

        (c) Nothing contained herein shall affect the right of the Company to terminate any Participant's employment at any time or for any reason.

        (d) Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

        (e) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Option grant unless and until certificates representing any such Shares have been issued by the Company to such Participants.

        (f) No election as to benefits or exercise of Options may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

        (g) Absent express provisions to the contrary, any grant of Options under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        (h) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

7.    Transfers and Leaves of Absence

        For purposes of the Plan, unless the Committee determines otherwise: (a) A transfer of a Participant's employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

8.    Adjustments

        In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, reorganization, consolidation, or similar event, the Committee may, in its sole discretion and without liability to any person, adjust appropriately (i) the number or kind of Shares or other securities subject to the Plan or for which Options may be granted during a fiscal year to any Participant, (ii) the number or kind of Shares or other securities covered by Option grants, (iii) exercise prices related to outstanding Option grants and/or (iv) make such other revisions to outstanding Option grants as it deems equitably required.

9.    Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

        In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide that such Option cannot be exercised after the merger or consolidation of the Company into another corporation or other entity, the exchange of all or substantially all of the assets of the Company for the securities of another corporation or other entity, the acquisition by another corporation or other entity of 50% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company (a "Transaction"), and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Transaction, that, for some reasonable period of time prior to such Transaction, such Option shall be exercisable as to all Shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)), and that, upon the occurrence of such event, such Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such event, from and after such event, any such Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such event.

10.    Restrictive Covenants

        (a) The Participant will not disclose or use at any time (whether during or after employment) any Confidential Information (as defined below) of which the Participant is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Participant's performance of duties, if any, assigned to the Participant by the Company or its Subsidiary. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or its Subsidiaries in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods, (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers and clients and customer or client lists, (x) other copyrightable works, (xi) all technology and trade secrets, and (xii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Participant proposes to disclose or use such information. The Participant acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related information which relate to the actual or anticipated business of the Company and its Subsidiaries (including its predecessors) and conceived, developed or made by the Participant while employed by the Company or its Subsidiaries belong to the Company. The Participant will perform all actions reasonably requested by the Company (whether during or after employment) to establish and confirm such ownership at the Company's expense (including without limitation assignments, consents, powers of attorney and other instruments). If the Participant is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.

        (b) In consideration of the grant of an Option to a Participant, each Participant hereby agrees effective as of the date of grant of an Option hereunder, for so long as the Participant is employed by the Company or one of its Subsidiaries and for a period of one year thereafter (the "Noncompete Period"), that the Participant shall not, directly or indirectly, engage in the production, sale or distribution of any product competitive with a product produced, sold or distributed by the Company or its Subsidiaries on the date hereof or during the Noncompete Period or any other collectible product anywhere in the world in which the Company or its Subsidiaries is doing business other than through the Participant's employment with the Company or any of its Subsidiaries. At the Company's option, the Noncompete Period may be extended for an additional one year period if (i) within nine months of the termination of the Participant's employment, the Company gives the Participant notice of such extension and (ii) beginning with the first anniversary of such termination, the Company pays the Participant an amount equal to the Participant's base salary on the date of the termination of his employment. Such amount shall be paid in installments in a manner consistent with the then current salary payment policies of the Company. For purposes of this Agreement, the phrase "directly or indirectly engage in" shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as a consultant, licensor of technology or otherwise.

        (c) In addition to the foregoing covenants, each Participant agrees that during the Noncompete Period he or she will not, whether on such Participant's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly (i) solicit or encourage any employee of the Company or its Subsidiaries to leave the employment of the Company or any of its Subsidiaries, (ii) hire any person who was employed by the Company or any of its Subsidiaries as of the date of the Participant's termination of employment with the Company or who left the employment of the Company and its Subsidiaries coincident with, or within one year prior to or after, the termination of the Participant's employment with the Company, (iii) solicit or encourage to cease to work with the Company or its Subsidiaries any consultant then under contract with the Company or any of its Subsidiaries or (iv) solicit or endeavor to induce away from the Company or any of its Subsidiaries any customer thereof.

        (d) Notwithstanding subsections (a), (b) and (c) above, if at any time a court holds that the restrictions stated in subsection (a), (b) or (c) are unreasonable or otherwise unenforceable under circumstances then existing, the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Participant's services are unique and because the Participant has had access to Confidential Information, money damages will be an inadequate remedy for any breach of this Section 10. In the event of a breach or threatened breach of this Section 10, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

11.    Amendment and Termination

        (a) The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Option grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Option grant in a manner materially adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Option grant.

        (b) The Board of Directors may amend, suspend or terminate the Plan except that, to the extent it is necessary under Section 16 of the Exchange Act or Section 162(m) of the Code to secure an exemption or relief under those sections pursuant to any rules promulgated thereunder (as determined by the Board), no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares subject to Options under the Plan, decrease the exercise price of outstanding Options, change the requirements relating to the Committee or extend the term of the Plan.

12.    Foreign Options and Rights

        The Committee may grant Options to Employees who are subject to the laws of nations other than the United States, which Option grants may have terms and conditions that differ from the terms hereof as provided elsewhere in the Plan for the purpose of complying with foreign laws. With respect to Participants who reside or work outside the United States and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Options granted with respect to such Participants in order to conform such terms with the requirements of local law or otherwise as the Committee determines.

13.    Withholding Taxes

        The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of an Option that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Option Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Option Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

14.    Choice of Law

        The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

15.    Applicability of Plan and Option

        In the event of any conflict between the Plan and any Option, the terms of the Plan shall control.

16.    Successors and Assigns

        The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

17.    Effective Date and Termination Dates

        The Plan shall be effective on and as of its approval by the Board of Directors, or such later date as is designated by the Board of Directors, subject to the approval of the shareholders of the Company within one year after such Board of Directors approval. The Plan shall terminate on the tenth anniversary of its effective date, subject to earlier termination by the Board of Directors pursuant to Paragraph 11.

APPENDIX B

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER1

I.    PURPOSE

        The Audit Committee (the "Committee") shall:

  A.
  Provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community with respect to its oversight of:

  (i)
  The quality and integrity of the corporation's financial statements;

  (ii)
  The corporation's compliance with legal and regulatory requirements;

  (iii)
  The independent auditor's qualifications and independence; and

  (iv)
  The performance of the corporation's independent auditors and internal audit function (or the person performing a similar function, including someone who is not an employee of the corporation who is performing such a function on behalf of the corporation).

  B.
  Prepare the report that SEC rules require be included in the corporation's annual proxy statement.

II.    STRUCTURE AND OPERATIONS

Composition and Qualifications

        The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" under the rules of the New York

1
The former NYSE standards required that the Board of Directors adopt and approve the corporation's audit committee charter. The new NYSE standards do not explicitly retain this requirement.

  Items in bold represent material specifically required to be included in this Charter pursuant to the new NYSE governance listing standards as well as those governance practices that, while not technically mandatory, are recommended by the NYSE (the items not technically mandatory are indicated by asterisks (*)). Items in italics are required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

  This model also includes additional duties and responsibilities that we believe issuers may wish to consider as a matter of good corporate governance. Issuers should carefully evaluate, however, whether these duties and responsibilities should be conferred upon the Committee. The Committee should, of course, only be delegated those additional duties and responsibilities that it is prepared to carry out fully.

  Except as otherwise provided by law, the corporation's certificate of incorporation or bylaws, or this Charter, the Committee, like other committees of the Board, is subject to the overall authority of the Board. SeePRINCIPLES OF CORPORATE GOVERNANCE: ANALYSIS AND RECOMMENDATIONS § 3.02 (American Law Inst. 1994).

Stock Exchange, Inc. and the Sarbanes-Oxley Act.2 No member of the Committee may serve on the audit committee of more than three public companies, including the corporation, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

        All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be a "financial expert" under the requirements of the Sarbanes-Oxley Act.3

2
Under the new NYSE standards, in addition to the basic independence requirements applicable to all independent directors, members of the Committee may only receive normal directors' fees (including equity-based awards), which includes normal compensation paid to directors as well as regular benefits that other directors receive. They may, however, receive reasonable compensation greater than that paid to other directors because of the significantly greater time commitment of audit committee members. Pursuant to the new NYSE standards, disallowed compensation for a Committee member includes fees paid directly or indirectly for services as a consultant or a legal or financial advisor, regardless of the amount. Disallowed compensation is not intended to include ordinary compensation paid to another customer or supplier or other business relationship that the corporation's board has already determined to be immaterial for purposes of its basic independence analysis.

  Under the Sarbanes-Oxley Act of 2002, an "independent" director is one that, except in his or her capacity as a member of the audit committee, another Board committee or the Board: (i) does not accept any consulting, advisory or other compensation from the company; and (ii) is not an "affiliated person" of the corporation or its subsidiaries. The definition of "affiliated person" for purposes of the Sarbanes-Oxlely Act is contained in Section 2(a) of the Investment Company Act, which provides that an "affiliated person" of another person is:

•
any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

•
any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

•
any person directly or indirectly controlling, controlled by, or under common control with, such other person;

•
any officer, director, partner, copartner, or employee of such other person;

•
if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

•
if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

3
The New York Stock Exchange requires that an audit committee have at least one member with "accounting or related financial management expertise." The Act requires that the company disclose whether or not, and if not, the reason therefore, the audit committee is comprised of at lease one member who is a "financial expert." Item 401(h) of Regulation S-K, codifying the requirement of the Act, defines the term "audit committee financial expert" to mean a person who has, through education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions, experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or other relevant experience, obtained the following attributes:

  a.
  an understanding of generally accepted accounting principles and financial statements;

  b.
  the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals, and reserves;

  c.
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

  d.
  an understanding of internal controls and procedures for financial reporting; and

  e.
  an understanding of audit committee functions.

Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the corporation or by an outside consultant.

        No member of the Committee shall receive compensation other than (i) director's fees for service as a director of the corporation, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the corporation.

Appointment and Removal

        The members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

        Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III.    MEETINGS

        The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management and the CFO to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. The Committee should meet with the independent auditors and management quarterly to review the corporation's financial statements in a manner consistent with that outlined in Section IV of this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

        All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.    RESPONSIBILITIES AND DUTIES

        The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

        The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

        The Committee shall be given full access to the corporation's accounting group, internal audit function (or the person performing a similar function, including someone who is not an employee of the corporation who is performing such function on behalf of the corporation), Board of Directors, corporate executives and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors.

        Notwithstanding the foregoing, the Committee is not responsible for certifying the corporation's financial statements or guaranteeing the auditor's report. The fundamental responsibility for the corporation's financial statements and disclosures rests with management and the independent auditors.

Documents/Reports Review

1.
Review with management and the independent auditors prior to public dissemination the corporation's annual audited financial statements and quarterly financial statements, including the corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.
Review and discuss with management and the independent auditors the corporation's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the corporation may provide earnings guidance.

3.
Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the corporation's by-laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

Independent Auditors

4.
Retain and terminate independent auditors and approve all audit engagement fees and terms.4

5.
Inform each registered public accounting firm performing work for the corporation that such firm shall report directly to the Committee.

6.
Oversee the work of any registered public accounting firm employed by the corporation, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.5

4
The NYSE has indicated that this responsibility be within the sole authority of the Committee, subject to shareholder approval pursuant to applicable law or the corporation's Certificate of Incorporation or Bylaws.

5
The Sarbanes-Oxley Act notes that the Committee must be "directly responsible" for this item.

7.
Approve in advance any significant audit or non-audit engagement or relationship between the corporation and the independent auditors, other than "prohibited non-auditing services".6

  The following shall be "prohibited non-auditing services": (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

  Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the corporation constitutes not more than five percent of the total amount of revenues paid by the corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.7

8.
Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

            (a)    Obtain and review a report by the corporation's independent auditor describing: (i) the auditing firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor's independence, all relationships between the independent auditor and the corporation;

            (b)    Ensure the rotation of the lead audit partner at least every five year.

            (c)    Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the corporation in each of the five previous fiscal years of that corporation.

            (d)    *Take into account the opinions of management and the corporation's internal auditors (or other personnel responsible for the internal audit function, including personnel who are not employees of the corporation who are hired for this function).*

6
The NYSE has indicated that this responsibility be within the sole authority of the Committee.

7
The Sarbanes-Oxley Act specifically authorizes this delegation of power. The new NYSE standards are silent on the issue.

Financial Reporting Process

9.
In consultation with the independent auditors, management and the internal auditors (or the person performing a similar function, including someone who is not an employee of the corporation who is performing such function on behalf of the corporation), review the integrity of the corporation's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the corporation's management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation's selection or application of accounting principles; (iv) major issues as to the adequacy of the corporation's internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the corporation's management.

10.
Review periodically the effect of regulatory and accounting initiatives, as well as off -balance sheet structures, if any, on the financial statements of the corporation.

11.
Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management and (ii) management's responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the corporation.

Legal Compliance/General

12.
Review periodically, with the corporation's counsel, any legal matter that could have a significant impact on the corporation's financial statements.

13.
Discuss with management and the independent auditors the corporation's guidelines and policies with respect to risk assessment and risk management. *The Committee should discuss the corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.*

14.
Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the corporation was employed by the registered public accounting firm and participated in the audit of the corporation within one year of the initiation of the current audit.8

8
Issuers should consider imposing a greater gap in time between departure from the independent auditor and hiring by the corporation and applying such requirement to a wider range of personnel.

15.
Establish procedures for: (i) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

Reports

16.
Prepare all reports required to be included in the corporation's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

17.
Report regularly to the full Board of Directors:

(i)
with respect to any issues that arise with respect to the quality or integrity of the corporation's financial statements, the corporation's compliance with legal or regulatory requirements, the performance and independence of the corporation's independent auditors or the performance of the internal audit function;

(ii)
following all meetings of the Committee; and

(iii)
with respect to such other matters as are relevant to the Committee's discharge of its responsibilities.

  The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

18.
Maintain minutes or other records of meetings and activities of the Committee.

V.    ANNUAL PERFORMANCE EVALUATION

        The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable.9 The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

9
The former NYSE standards expressly required that the audit committee review and reassess, at least annually, the adequacy of its charter. The new NYSE standards do not explicitly address this matter.

THE BOYDS COLLECTION, LTD.

Solicited by the Board of Directors for the Annual Meeting of Stockholders

        The undersigned hereby appoints Joseph E. Macharsky, the proxy of the undersigned (and if the undersigned is a proxy, the substitute proxy) to vote all shares of the common stock of The Boyds Collection Ltd., ("Boyds") held of record on March 22, 2004, by the undersigned as directed on the reverse side and in their discretion on all other matters which may properly come before the Annual Meeting of Stockholders of Boyds, to be held on May 21, 2004, at 8:30 a.m. at Boyds Bear Country™, 75 Cunningham Road, Gettysburg, Pennsylvania, and any adjournments or postponements thereof, with all the powers the undersigned would have if personally present.

        Without limiting the general authorization hereby given, the undersigned directs said proxy (or substitute proxy) to vote as specified upon the items shown herein which are referred to in the Notice of Annual Meeting and as set forth in the Proxy Statement.

        This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

(Continued and to be dated and signed on the reverse side)
THE BOYDS COLLECTION, LTD. P. O. BOX 11417 NEW YORK, NY 10203-0417

1. Election of Directors FOR all nominees	WITHHOLD AUTHORITY to vote for all nominees	FOR ALL EXCEPT nominee(s) marked in space below

NOMINEES: Ed Artzt, Simon E. Brown, Ann T. Buivid, Brian F. Carroll, Marc S. Lipschultz, Gary M. Lowenthal, James F. McCann, Jan L. Murley, K. Brent Somers, and Scott M. Stuart.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "FOR ALL EXCEPT" box and write the nominee's(s') name(s) from the above list below. Your shares will be voted for the remaining nominee(s).)

2.	Ratification of Deloitte & Touche LLP as independent certified public accountants of the Company for the current fiscal year.	3.	Approval of an Amendment to the 2001 Option Plan.
FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
4.	In his discretion, the proxy is authorized to vote your shares as he sees fit for any other business that may come before the meeting. I will attend the Annual Meeting.
Please sign exactly as your name appears herein, Attorneys-in-fact, executors, administrators, trustees and guardians should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized name.
YES	NO	Dated:	, 2003
Signature:
Signature:
THE BOYDS COLLECTION, LTD. TREASURY STOCK ACCOUNT P.O. BOX 4385 GETTYSBURG, PA 17325-4385		Votes must be indicated (x) In Black or Blue ink. ☒
Mark here for Address Change and Note at Left
Please sign, date and return this proxy in the enclosed postage prepaid envelope.

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2004
TABLE OF CONTENTS
PROXY STATEMENT
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
DIRECTORS' COMPENSATION
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN* AMONG THE BOYDS COLLECTION, LTD., THE S & P MIDCAP 400 INDEX AND A PEER GROUP
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL THREE: AMENDMENT OF THE 2001 OPTION PLAN
STOCKHOLDERS LIST
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A 2001 Option Plan, as Amended 2001 OPTION PLAN FOR KEY EMPLOYEES OF THE BOYDS COLLECTION, LTD. (As Amended)
APPENDIX B AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER 1
THE BOYDS COLLECTION, LTD. Solicited by the Board of Directors for the Annual Meeting of Stockholders